1 Acadian Asset Management Inc. Reports Financial and Operating Results for the First Quarter Ended March 31, 2025 • U.S. GAAP earnings per share of $0.54 for the quarter, 46% increase compared to $0.37 for Q1'24 • U.S. GAAP net income attributable to controlling interests of $20.1 million for the quarter, 38% increase compared to $14.6 million for Q1'24 • ENI earnings per share of $0.54 for the quarter, 23% increase compared to $0.44 for Q1'24 • AUM of $121.9 billion at March 31, 2025 • 95%, 94% and 95% of strategies by revenue beat their respective benchmarks over the prior 3-, 5-, and 10- year periods as of March 31, 2025 • Repurchased 0.8 million shares of common stock for a total of $19.4 million in Q1'25 BOSTON - May 1, 2025 - Acadian Asset Management Inc. (NYSE: AAMI) reports its results for the first quarter ended March 31, 2025. Kelly Young, Acadian Asset Management Inc.’s President and Chief Executive Officer, said, "We’re pleased that in a challenging market environment, Acadian delivered positive $3.8 billion of NCCF in the first quarter of 2025, representing our best start to a year in almost 20 years. Our organic growth reflects strength and momentum in the business. Acadian has been a leading systematic manager for nearly 40 years, providing our clients with sustained outperformance through various and complex market cycles. In a period of uncertainty, Acadian will stay consistent with our time-tested investment process and will continue to execute our growth strategy, remaining focused on expense discipline. In the first quarter of 2025, Acadian produced ENI earnings per share of $0.54 compared to $0.44 in the first quarter of last year. ENI for the first quarter of 2025 was $20.3 million, compared to $17.4 million in the first quarter of 2024. The 17% increase in ENI compared to last year was primarily driven by revenue growth, due to higher AUM from market return and positive NCCF over the last 12 months. The year-over-year 23% increase in ENI earnings per share was additionally driven by the Company’s accretive share repurchases in both 2024 and Q1 2025. Acadian’s long-term investment performance remained strong. As of March 31, 2025, 95%, 94% and 95% of Acadian’s strategies by revenue beat their respective benchmarks over the prior 3-, 5-, and 10- year periods, respectively. Turning to capital management, we had a cash balance of approximately $120 million as of March 31, 2025. Acadian’s revolving credit facility outstanding balance was $80 million as of March 31, 2025. This revolving facility supports Acadian’s first quarter seasonal needs and, as in prior years, is expected to be fully paid down by year-end. During the first quarter of 2025, we repurchased 0.8 million shares of common stock, which represented a 2.0% reduction in our total shares outstanding since the end of 2024, for an aggregate total of $19.4 million. As our business generates strong free cash flow, we expect to maintain a strong balance sheet to support organic growth and to return excess capital to shareholders." Contact: Investor Relations ir@acadian-inc.com (617) 369-7300 Exhibit 99.1

2 Dividend Declaration The Company’s Board of Directors approved a quarterly interim dividend of $0.01 per share payable on June 27, 2025 to shareholders of record as of the close of business on June 13, 2025. Conference Call Dial-in The Company will hold a conference call and simultaneous webcast to discuss the results at 11:00 a.m. Eastern Time on May 1, 2025. To listen to the call or view the webcast, participants should: Dial-in: Toll Free Dial-in Number: (800) 715-9871 International Dial-in Number: (646) 307-1963 Conference ID: 9046067 Link to Webcast: https://events.q4inc.com/attendee/949402839 Dial-in Replay: A replay of the call will be available beginning approximately one hour after its conclusion either on the Company’s website, at ir.acadian-inc.com or at: Toll Free Dial-in Number: (800) 770-2030 International Dial-in Number: (609) 800-9909 Conference ID: 9046067 About Acadian Asset Management Inc. Acadian Asset Management Inc. is the NYSE listed holding company of Acadian Asset Management LLC, with approximately $122 billion of assets under management as of March 31, 2025. Acadian offers institutional investors across the globe access to a wide array of leading quantitative and solutions-based strategies designed to meet a range of risk and return objectives. For more information, please visit our website at www.acadian-inc.com. Information that may be important to investors will be routinely posted on our website.

3 Forward-Looking Statements This communication includes forward-looking statements which may include, from time to time, anticipated revenues, margins, operating expense, variable compensation and distribution ratios, cash flows or earnings growth profile, expectations regarding investment process, expectations regarding investment process, anticipated performance and growth of the Company’s business going forward, expected AUM growth, expected sector trends and their potential impact, expected future net cash flows, expected uses of capital, including expectations for paying down our revolving credit facility, and capital management, including expectations regarding market conditions and returning capital to shareholders. The words or phrases ‘‘will likely result,’’ ‘‘are expected to,’’ ‘‘will continue,’’ ‘‘is anticipated,’’ ‘‘can be,’’ ‘‘may be,’’ ‘‘aim to,’’ ‘‘may affect,’’ ‘‘may depend,’’ ‘‘intends,’’ ‘‘expects,’’ ‘‘believes,’’ ‘‘estimate,’’ ‘‘project,’’ and other similar expressions are intended to identify such forward-looking statements. Such statements are subject to various known and unknown risks and uncertainties and readers should be cautioned that any forward-looking information provided by or on behalf of the Company is not a guarantee of future performance. Actual results may differ materially from those in forward-looking information as a result of various factors, some of which are beyond the Company’s control, including but not limited to those discussed elsewhere in this communication. Additional factors that could cause actual results to differ from the forward-looking statements in this release include: our financial results are dependent on Acadian Asset Management LLC; our reliance on key personnel; our use of a limited number of investment strategies; our ability to attract and retain assets under management; the potential for losses on seed and co-investment capital; foreign currency exchange risk; risks associated with government regulation; and other facts that may be described in the Company's most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 27, 2025. Due to such risks and uncertainties and other factors, the Company cautions each person receiving such forward-looking information not to place undue reliance on such statements. Further, such forward-looking statements speak only as of the date of this communication and the Company undertakes no obligations to update any forward looking statement to reflect events or circumstances after the date of this communication or to reflect the occurrence of unanticipated events. This communication does not constitute an offer for any fund managed by the Company or any subsidiary of the Company. Non-GAAP Financial Measures This communication contains non-GAAP financial measures. Reconciliations of non-GAAP to GAAP financial measures, along with certain segment measures, are included in the Reconciliations and Disclosures section of this communication.

Q1 2025 EARNINGS PRESENTATION May 1, 2025

5 Kelly Young President and Chief Executive Officer Melody Huang Director of Finance and Investor Relations

6 Nearly 40-year operating history Founded in 1986, Acadian has pioneered systematic investing and we continue to lead the sector through constant innovation. We have delivered sustained outperformance across various investment strategies and through numerous market cycles Pure systematic investment firm Managing $121.9B of AUM, Acadian is a pure systematic manager applying data and technology to the evaluation of global stocks and corporate bonds Strong outperformance 94% of strategies by revenue outperforming benchmarks over 5-year period, with 4.4% annualized excess return Innovative culture Competitive edge in the convergence of talented people, rich data, and powerful tools, 120+ person investment team with 100+ advanced analytical degrees Strong growth platform Implementing product and distribution initiatives to drive sustainable growth Acadian: Only Pure-Play Publicly-Traded Systematic Manager ___________________________________________________________ Data as of March 31, 2025 Please see Definitions and Additional Notes

7 Key Performance Metrics Q1'24 Q1'25 Increase (Decrease) Net income attributable to controlling interests $m $14.6 $20.1 38% U.S. GAAP diluted EPS $0.37 $0.54 46% Economic net income $m $17.4 $20.3 17% ENI diluted EPS $0.44 $0.54 23% Adjusted EBITDA $m $31.9 $35.2 10% NCCF $b $0.4 $3.8 850% EOP AUM $b $110.4 $121.9 10% Acadian Q1'25: Strong Outperformance Highlights ▪ Net Income attributable to controlling interests up 38% compared to prior year ▪ U.S. GAAP EPS up 46% ▪ ENI diluted EPS up 23% ▪ Adjusted EBITDA up 10% ▪ $3.8 billion of positive net flows, strongest quarter in nineteen years ▪ $121.9 billion AUM ___________________________________________________________ Please see Reconciliations and Disclosures Please see Definitions and Additional Notes

Outstanding Performance Track Records

% of Major Strategy Group Assets Outperforming Benchmarks



Global Equity
100%
100%
100%
3-Year
5-Year
10-Year
Emerging Markets Equity
100%
100%
100%
3-Year
5-Year
10-Year
Non-US Equity
99%
100%
100%
3-Year
5-Year
10-Year
Small Cap Equity
100%
100%
100%
3-Year
5-Year
10-Year
Enhanced Equity
100%
100%
100%
3-Year
5-Year
10-Year

Data as of March 31, 2025

Figures calculated using gross of fee strategy composite returns. Global, Emerging, and International Equity groupings reflect similar composites focused on common geographies. Enhanced and Small cap Equity mandates are separately reflected. See Definitions and Additional Notes for additional information on the methodology used to calculate investment performance. Past performance is no guarantee of future results. This is not investment advice and may not be construed as sales or marketing material for any financial product or service sponsored or provided by Acadian.

ACADIAN ASSET MANAGEMENT INC.
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9 95% 94% 95% 3-Year 5-Year 10-Year Meaningful Long Term Alpha Generation 92% 90% 91% 3-Year 5-Year 10-Year +4.4% 5-year annualized return in excess of benchmark +3.5% 5-year annualized return in excess of benchmark Revenue Weighted Asset Weighted Consolidated Firmwide Investment Performance ___________________________________________________________ Data as of March 31, 2025 Please see Definitions and Additional Notes for additional information on the methodology used to calculate investment performance. Past performance is no guarantee of future results. This is not investment advice and may not be construed as sales or marketing material for any financial product or service sponsored or provided by Acadian.

10 Extensive Global Distribution Platform 4 > 10 years > 90 > 40 > 1,000 ~ 40 global distribution offices serving clients countries represented across client base investment consultant relationships global distribution offices serving clients experienced distribution professionals average relationship length with top 50 clients Gross Sales ($ in billions) $10 $10 $13 $15 $14 $15 $11 $11 $9 $21 $9 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024Q1’25 institutional client accounts

11 Acadian: Highly Regarded Institutional Investment Manager ▪ 6 clients among the top 20 global asset owners ▪ 27 clients among the top 50 U.S. retirement plans ▪ > 50% of assets from clients invested in multiple Acadian strategies ▪ 37% of assets managed for clients outside the U.S. ▪ > 80 institutional-quality funds available for investors ▪ $8.8B gross sales year-to-date 2025 ▪ $121.9B AUM ___________________________________________________________ Data as of March 31, 2025

12 $(2.3)B $1.8B $3.8B FY 2023 FY 2024 Q1'25 Positive Trend in Net Flows Net Flows Q1’25 net flows of $3.8 billion, highest in nineteen years

13 Product Initiatives to Drive Growth Enhanced Equity Equity Extensions Systematic Credit Equity Alternatives

14 Enhanced Equity: Vast Market Opportunity ▪ Enhanced Equity is one of Acadian’s key product initiatives to drive long term growth ▪ Recent flows have been robust, end of Q1’25 AUM of ~$12B doubled from prior year, expected to continue meaningful growth in the future ▪ Enhanced Equity strategies address investors’ increasing demand for consistent, low-risk alpha at fees below those of fully active strategies ▪ Targeting investors in the ~$16 trillion global passive equity market who are seeking improved performance with modest incremental risk

15 Enhanced Equity: Proven Acadian Advantage ▪ Enhanced Equity strategies designed to repackage Acadian’s alpha in a lower risk manner to meet market demand ▪ These strategies leverage Acadian’s proprietary investment process to invest in benchmark stocks and deliver attractive risk-adjusted returns with low tracking error ▪ Current notable implementations include Russell 1000, MSCI ACWI, and MSCI EM

16 Enhanced Equity: Robust Results ▪ Acadian’s Enhanced Equity targets stable alpha with low active risk and has produced consistent outperformance ___________________________________________________________ Acadian Enhanced Global Equity Composite vs. the MSCI All-Country World benchmark, as of December 31, 2024. After management fees in USD. Inception September 1, 2012. Each dot represents trailing 3-year composite and benchmark returns as of a different month end. Past performance is no guarantee of future results. This is not investment advice and may not be construed as sales or marketing material for any financial product or service sponsored or provided by Acadian Asset Management LLC Outperform Underperform

17 ___________________________________________________________ Please see Definitions and Additional Notes (1) Represents the Company’s total debt, divided by last twelve months Adjusted EBITDA. (2) Represents the Company’s total debt, net of total cash and cash equivalents, divided by last twelve months Adjusted EBITDA. Low Leverage Ratios With High Liquidity Position ▪ Cash and cash-equivalents totaled $119.6 million ▪ $91.5 million of seed investments ▪ Debt includes outstanding balance on revolving credit facility of $80.0 million; reflects draws to support first quarter seasonal needs and is expected to be fully paid down by year-end ▪ Leverage ratio(1) of 2.0x; net leverage ratio(2) of 1.3x March 31, 2025 $119.6 $91.5 $354.4 $94.8 $90.3 $274.3 Cash Debt December 31, 2024 March 31, 2025 ▪ Board declared an interim dividend of $0.01 per share to be paid on June 27, 2025 to shareholders of record as of the close of business on June 13, 2025 Dividend Balance Sheet Profile ($ in millions) Seed Investments

18 86 37 Q4’19 Q1'25 Track Record of Significant Value Creation Through Buybacks ▪ $1.4 billion in excess capital returned to stockholders over the last 5 years through share buybacks and dividends ▪ During the first quarter of 2025, repurchased 0.8 million shares of common stock (2% of total outstanding shares) for an aggregate total of $19.4 million ▪ Expect to continue generating strong free cash and deploying excess capital toward supporting organic growth and share buybacks (57%) Quarterly Diluted Shares Outstanding (in millions) Return of Capital

19 9x 12x AAMI Peer Average Acadian: Positioned for Multiple Expansion & Value Creation 33% Q1’25 LTM P/E Multiple ___________________________________________________________ AAMI calculation based on Q1’25 LTM ENI EPS and share price as of April 29, 2025 at $26.69 (increase 33% at peer average multiple of approximately 12x would be $35.50); Peer EPS based on Q1’25 LTM actuals and consensus estimates and share price as of April 29, 2025. Peers include BEN, VRTS, FHI, TROW, AMG, AB, IVZ, JHG, APAM, VCTR, WT, BLK, CNS $26.69 $35.50

20 Closing: Acadian Compelling Investment Opportunity ▪ Only pure-play, publicly traded systematic manager ▪ Nearly 40-year track record with competitive edge in systematic investing ▪ Strong performance track record: ▪ > 90% of strategies by revenue outperforming over 3- / 5- / 10- year periods(1) ▪ Outstanding 2025 performance: ▪ Q1'25 ENI EPS up 23% from Q1'24 ▪ Positive Q1'25 NCCF of $3.8 billion, best quarterly net flows in nineteen years ▪ Drive growth through targeted distribution initiatives ▪ Accelerate growth through new product offerings such as Enhanced Equity ▪ Trading at modest PE multiple of 9x compared to peer average of 12x ___________________________________________________________ (1) Data as of March 31, 2025

U.S. GAAP Statement of Operations

($ in millions, unless otherwise noted)	Q1'24	Q1'25	Increase (Decrease)
Management fees	$ 102.2	$ 112.9	10.5 %
Performance fees	3.1	5.3	71.0 %
Consolidated Funds' revenue	0.4	1.7	n/m
Total revenue	**105.7**	**119.9**	**13.4 %**
Compensation and benefits	58.1	60.8	4.6 %
General and administrative	20.0	22.3	11.5 %
Depreciation and amortization	4.6	4.2	(8.7)%
Consolidated Funds' expense	0.1	0.7	n/m
Total operating expenses	**82.8**	**88.0**	**6.3 %**
Operating income	**22.9**	**31.9**	**39.3 %**
Investment income (loss)	0.9	0.3	(66.7)%
Interest income	1.3	1.1	(15.4)%
Interest expense	(5.0)	(4.8)	(4.0)%
Net consolidated Funds' investment gains (losses)	1.7	3.6	n/m
Income before income taxes	**21.8**	**32.1**	**47.2 %**
Income tax expense	6.1	8.3	36.1 %
Net income	**15.7**	**23.8**	**51.6 %**
Net income (loss) attributable to non-controlling interests	1.1	3.7	n/m
Net income attributable to controlling interests	**$ 14.6**	**$ 20.1**	**37.7 %**
Earnings per share, basic, $	$ 0.37	$ 0.54	45.9 %
Earnings per share, diluted, $	$ 0.37	$ 0.54	45.9 %
Average basic shares outstanding (in millions)	39.1	37.4	
Average diluted shares outstanding (in millions)	39.7	37.4	
U.S. GAAP operating margin	22 %	27 %	494 bps
Pre-tax income attributable to controlling interests	$ 20.7	$ 28.4	37.2 %
Net income attributable to controlling interests	$ 14.6	$ 20.1	37.7 %

Q1'25 vs. Q1'24

- Total revenue increased 13.4% from Q1'24 driven by higher management fees reflecting an increase in average AUM in Q1'25 compared to Q1'24 and higher performance fees
- Operating expenses increased 6.3% from Q1'24 driven by an increase in compensation and benefits expense primarily due to higher sales based compensation and higher variable compensation in Q1'25 compared to prior year
- Income tax expense increased 36.1% from Q1'24 in line with the increase in pre-tax earnings
- U.S. GAAP net income attributable to controlling interests increased 37.7% from Q1'24 primarily due to the increase in revenue
- Diluted earnings per share increased 45.9% from Q1'24 due to higher net income attributable to controlling interests in Q1'25, and the decrease in the average diluted shares outstanding, reflecting the positive impact of stock repurchases made during the past twelve months

Please see Definitions and Additional Notes

ACADIAN ASSET MANAGEMENT INC.

21

22 Supplemental Information

23 Outstanding Performance Metrics Key Performance Metrics ($ in millions, unless otherwise noted) Q1'24 Q1'25 Increase (Decrease) U.S. GAAP Basis Revenue $ 105.7 $ 119.9 13.4 % Pre-tax income attributable to controlling interests 20.7 28.4 37.2 % Net income attributable to controlling interests 14.6 20.1 37.7 % Diluted shares outstanding (in millions) 39.7 37.4 Diluted earnings per share, $ $ 0.37 $ 0.54 45.9 % U.S. GAAP operating margin 22% 27% 494 bps Economic Net Income Basis (Non-GAAP measure used by management) ENI revenue $ 105.3 $ 118.2 12.3 % Pre-tax economic net income 24.0 28.0 16.7 % Economic net income 17.4 20.3 16.7 % ENI diluted earnings per share, $ $ 0.44 $ 0.54 22.7 % Adjusted EBITDA 31.9 35.2 10.3 % ENI operating margin 28% 28% 61 bps Segment Information Quant & Solutions Segment ENI $ 31.4 $ 34.9 11.1 % Other Operational Information Assets under management at period end ($ in billions) $ 110.4 $ 121.9 10.4 % Net flows ($ in billions) 0.4 3.8 850.0% _______________________________________________________ Please see Definitions and Additional Notes Please see Reconciliations and Disclosures

24 ENI Revenue ($ in millions) Q1'24 Q1'25 Increase (Decrease) Management fees $ 102.2 $ 112.9 10% Performance fees 3.1 5.3 71% ENI revenue $ 105.3 $ 118.2 12% ENI Revenue ▪ ENI revenue includes management fees and performance fees ▪ Q1'25 ENI revenue of $118.2 million increased from Q1'24 by 12%; primarily due to higher performance fees and higher management fees driven by higher average AUM ▪ Management fees increased 10% from Q1'24 reflecting a 12% increase in average AUM driven by market appreciation and positive NCCF Commentary _______________________________________________________ Please see Definitions and Additional Notes

ENI Operating Expenses

Commentary

- ENI operating expenses reflect the Company's operating expenses (excluding variable compensation)
- ENI operating expenses increased to $54.3 million in Q1'25 compared to $49.5 million in Q1'24
- Q1'25 Operating Expense Ratio[1] fell to 48.1% for the period from 48.4% in Q1'24 reflecting the impact of improved operating leverage
- 2025 full-year Operating Expense Ratio expected to be approximately 47%-49% if the equity market remains at the same level; ratio is subject to fluctuations as AUM and ENI management fees change

ENI Operating Expenses

($ in millions)	Q1'24			Q1'25			Increase (Decrease)
		$M	% of MFs[2]		$M	% of MFs[2]	
Fixed compensation and benefits	$	23.5	*23.0 %*	$	24.3	*21.5 %*	*3%*
G&A expenses (excl. sales-based compensation)		19.8	*19.4 %*		22.3	*19.8 %*	*13%*
Depreciation and amortization		4.6	*4.5 %*		4.2	*3.7 %*	*(9)%*
Core operating expense subtotal	**$**	**47.9**	***46.9 %***	**$**	**50.8**	***45.0 %***	*6%*
Sales-based compensation		1.6	*1.6 %*		3.5	*3.1 %*	*119%*
Total ENI operating expenses	**$**	**49.5**	***48.4 %***	**$**	**54.3**	***48.1 %***	*10%*
Note: ENI management fees	$	102.2		$	112.9		*10%*

Please see Definitions and Additional Notes

(1) Operating Expense Ratio reflects total ENI operating expenses as a percent of management fees.

(2) Represents reported ENI management fee revenue.

ACADIAN ASSET MANAGEMENT INC.

25

ENI Variable Compensation

Commentary

- Variable compensation is primarily comprised of a contractual percentage of ENI earnings before variable compensation and a contractual split of performance fees, which is awarded to employees and recognized over a contractual vesting period
- Variable compensation also includes non-cash compensation in the form of Acadian LLC equity provided through recycling and AAMI equity
- Q1'25 Variable Compensation Ratio decreased slightly to 47.6% in Q1'25 from 47.7% in Q1'24
- 2025 full-year Variable Compensation Ratio expected to be 44%-48%

ENI Variable Compensation

($ in millions)	Q1'24	Q1'25	Increase (Decrease)
Cash variable compensation	$ **24.9**	$ **29.5**	*18%*
Add: Non-cash equity-based award amortization	1.7	0.9	*(47)%*
Variable compensation	**26.6**	**30.4**	*14%*
Earnings before variable compensation	$ **55.8**	$ **63.9**	*15%*
Variable Compensation Ratio (VC as % of earnings before variable comp.)	47.7 %	47.6 %	*(10) bps*

Please see Definitions and Additional Notes

ACADIAN ASSET MANAGEMENT INC.

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Acadian LLC Key Employee Distributions

Commentary

- Represents key employees' share of profit from Acadian LLC's earnings
- 2025 full-year Distribution Ratio expected to be 8%-9% if the equity market remains at the same level; mix of core and performance fee profits will impact the ratio

Acadian LLC Key Employee Distributions

($ in millions)	Q1'24	Q1'25	Increase (Decrease)
(A) Earnings after variable compensation (ENI operating earnings)	$ 29.2	$ 33.5	*15%*
(B) **Less: Acadian LLC key employee distributions**	**(2.2)**	**(3.1)**	*41%*
Earnings after Acadian LLC key employee distributions	$ 27.0	$ 30.4	*13%*
Acadian LLC Key Employee Distribution Ratio ((B) / (A))	7.5 %	9.3 %	*172 bps*

Please see Definitions and Additional Notes

ACADIAN ASSET MANAGEMENT INC.

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28 ($ in millions) December 31, 2024 March 31, 2025 Assets Cash and cash equivalents $ 94.8 $ 119.6 Investment advisory fees receivable 164.7 132.0 Right of use assets 52.5 50.9 Investments 67.9 52.9 Other assets 164.0 157.7 Assets of consolidated Funds 159.3 164.2 Total assets $ 703.2 $ 677.3 Liabilities and shareholders’ equity Accounts payable and accrued expenses $ 157.5 $ 60.9 Third party borrowings 274.3 274.4 Revolving credit facility — 80.0 Operating lease liabilities 67.3 65.5 Other liabilities 95.8 82.4 Liabilities of consolidated Funds 21.2 21.6 Total liabilities $ 616.1 $ 584.8 Shareholders’ equity 20.0 21.7 Redeemable NCI of consolidated Funds 67.1 70.8 Total equity 87.1 92.5 Total liabilities and equity $ 703.2 $ 677.3 Weighted average quarterly diluted shares 37.6 37.4 Leverage ratio(1) 1.5 x 2.0 x Net leverage ratio(2) 1.0 x 1.3 x Balance Sheet Management _______________________________________________________ Please see Definitions and Additional Notes (1) Represents the Company’s third party borrowings and revolving credit facility, divided by last twelve months Adjusted EBITDA. (2) Represents the Company’s third party borrowings and revolving credit facility, net of total cash and cash equivalents, divided by last twelve months Adjusted EBITDA.

29 Assets Under Management Rollforward ($ in billions, unless otherwise noted) Q1'24 Q1'25 Beginning balance $ 103.7 $ 117.3 Gross sales 4.3 8.8 Gross outflows (4.7) (5.8) Reinvested income and distributions 0.8 0.8 Net flows 0.4 3.8 Market appreciation 6.3 0.8 Ending balance $ 110.4 $ 121.9 Average AUM $ 107.6 $ 120.7 ENI management fee rate 38 38

30 Reconciliations and Disclosures

Reconciliations from U.S. GAAP to Non-GAAP Measures[1]

($ in millions)	Q1'24	Q1'25
U.S. GAAP net income attributable to controlling interests	**$ 14.6**	**$ 20.1**
Adjustments to reflect the economic earnings of the Company:		
1 Non-cash key employee-owned equity and profit interest revaluations[2]	4.4	(0.3)
2 Amortization of acquired intangible assets[2]	—	—
3 Capital transaction costs[2]	0.1	0.1
4 Seed/Co-investment (gains) losses and financings[2]	(1.2)	—
5 Tax benefit of goodwill and acquired intangible deductions	0.4	0.3
6 Discontinued operations attributable to controlling interests and restructuring[2][3]	—	(0.2)
Total adjustment to reflect earnings of the Company	**$ 3.7**	**$ (0.1)**
Tax effect of above adjustments[2]	(0.9)	0.1
7 ENI tax normalization	—	0.2
Economic net income	**$ 17.4**	**$ 20.3**
ENI net interest expense to third parties	3.0	2.4
Depreciation and amortization[4]	4.9	4.8
Tax on Economic Net Income	6.6	7.7
Adjusted EBITDA	**$ 31.9**	**$ 35.2**

ENI Adjustments

1. Exclude non-cash expenses representing changes in the value of Acadian LLC equity and profit interests held by Acadian LLC key employees
2. Exclude non-cash amortization or impairment expenses related to acquired goodwill and other intangibles
3. Exclude capital transaction costs including the costs of raising debt or equity, gains or losses realized as a result of redeeming debt or equity and direct incremental costs associated with acquisitions of businesses or assets
4. Exclude gains/losses on seed capital and co-investments, as well as related financing costs
5. Include cash tax benefits related to tax amortization of acquired intangibles
6. Exclude results of discontinued operations as they are not part of the ongoing business, and restructuring costs incurred in continuing operations
7. Exclude one-off tax benefits or costs unrelated to current operations

Please see Definitions and Additional Notes

(1) For further information and additional reconciliations between U.S. GAAP and non-GAAP measures, see the Company's Quarterly Report on Form 10-Q.

(2) Tax-affected items for which adjustments are included in "Tax effect of above adjustments" line, excluding the discontinued operations component of item 6; taxed at 27.3% U.S. statutory rate (including state tax).

(3) The three months ended March 31, 2024 includes costs associated with the transfer of an insurance policy from our former Parent of $0.2 million and severance-related items at Acadian LLC of $(0.2) million. The three months ended March 31, 2025 includes severance-related items at Acadian LLC of $(0.2) million.

(4) Includes non-cash equity-based award amortization expense.

ACADIAN ASSET MANAGEMENT INC.

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32 Reconciliations from U.S. GAAP to Non-GAAP Measures(1) Reconciliation of per-share U.S. GAAP Net Income to Economic Net Income per share ($) Q1'24 Q1'25 U.S. GAAP net income per share $ 0.37 $ 0.54 Adjustments to reflect the economic earnings of the Company: i. Non-cash key employee-owned equity and profit interest revaluations 0.11 (0.01) ii. Amortization and impairment of goodwill and intangible assets — — iii. Capital transaction costs — — iv. Seed/Co-investment gains and financing (0.03) — v. Tax benefit of goodwill and acquired intangibles deductions 0.01 0.01 vi. Discontinued operations and restructuring — (0.01) vii. ENI tax normalization — 0.01 Tax effect of above adjustments, as applicable (0.02) — Economic net income per share $ 0.44 $ 0.54 Reconciliation of U.S. GAAP Revenue to ENI Revenue ($ in millions) Q1'24 Q1'25 U.S. GAAP revenue $ 105.7 $ 119.9 Exclude revenue from consolidated Funds (0.4) (1.7) ENI revenue $ 105.3 $ 118.2 _______________________________________________________ Please see Definitions and Additional Notes (1) For further information and additional reconciliations between U.S. GAAP and non-GAAP measures, see the Company’s Quarterly Report on Form 10-Q.

33 Reconciliations from U.S. GAAP to Non-GAAP Measures(1) Reconciliation of U.S. GAAP Operating Expense to ENI Operating Expense ($ in millions) Q1'24 Q1'25 U.S. GAAP operating expense $ 82.8 $ 88.0 Less: items excluded from ENI Non-cash key employee-owned equity and profit interest revaluations (4.4) 0.3 Restructuring costs(2) — 0.2 Funds’ operating expense (0.1) (0.7) Less: items segregated out of U.S. GAAP operating expense Variable compensation(3) (26.6) (30.4) Acadian key employee distributions (2.2) (3.1) ENI operating expense $ 49.5 $ 54.3 _______________________________________________________ Please see Definitions and Additional Notes (1) For further information and additional reconciliations between U.S. GAAP and non-GAAP measures, see the Company’s Quarterly Report on Form 10-Q. (2) The three months ended March 31, 2024 includes costs associated with the transfer of an insurance policy from our former Parent of $0.2 million and severance-related items at Acadian LLC of $(0.2) million. The three months ended March 31, 2025 includes severance-related items at Acadian LLC of $(0.2) million. (3) Represents ENI variable compensation. For the three months ended March 31, 2024 and March 31, 2025 , the U.S. GAAP equivalent of variable compensation was $26.4 million and $30.2 million, respectively.

34 Reconciliation of U.S. GAAP Pre-tax Income to Pre-tax ENI ($ in millions) Q1'24 Q1'25 U.S. GAAP pre-tax income $ 21.8 $ 32.1 Adjustments to reflect the economic earnings of the Company: Non-cash key employee-owned equity and profit interest revaluations 4.4 (0.3) Capital transaction costs 0.1 0.1 Seed/Co-investment (gains) losses and financings (1.2) — Discontinued operations and restructuring costs(2) — (0.2) Net income attributable to non-controlling interests (1.1) (3.7) Pre-tax ENI $ 24.0 $ 28.0 Reconciliations from U.S. GAAP to Non-GAAP Measures(1) _______________________________________________________ Please see Definitions and Additional Notes (1) For further information and additional reconciliations between U.S. GAAP and non-GAAP measures, see the Company’s Quarterly Report on Form 10-Q. (2) The three months ended March 31, 2024 includes costs associated with the transfer of an insurance policy from our former Parent of $0.2 million and severance-related items at Acadian LLC of $(0.2) million. The three months ended March 31, 2025 includes severance-related items at Acadian LLC of $(0.2) million.

35 Segment Reconciliation ($ in millions) Q1'24 Q1'25 U.S. GAAP Consolidated Revenue $ 105.7 $ 119.9 Exclude revenue from consolidated funds (a) 0.4 1.7 Quant & Solutions Segment ENI Revenue 105.3 118.2 Quant & Solutions Segment ENI Expenses Fixed compensation and benefits (b) 21.6 22.9 Variable compensation (c) 26.0 29.4 Acadian LLC key employee distributions (d) 2.2 3.1 Depreciation and amortization (e) 4.6 4.2 Other segment items (f) 19.5 23.7 Segment ENI $ 31.4 $ 34.9 Reconciliation of segment ENI to net income attributable to controlling interests: Unallocated Corporate expenses (g) (4.6) (4.5) Adjustments and reconciling items (h) 0.5 1.2 Non-cash compensation expenses for Acadian LLC key employee equity and profit interest revaluations (i) (4.4) 0.3 Investment income (loss) 0.9 0.3 Interest income 1.3 1.1 Interest expense (5.0) (4.8) Net consolidated funds' investment gains (losses) 1.7 3.6 Income before Income Taxes $ 21.8 $ 32.1 Income tax expense (6.1) (8.3) Consolidated Net Income $ 15.7 $ 23.8 Net income attributable to non-controlling interests in consolidated Funds (1.1) (3.7) Net income attributable to controlling interests $ 14.6 $ 20.1

36 Segment Reconciliation (continued) Notes to Segment Reconciliation (a) Adjusted to exclude consolidated Funds revenues which are included in U.S. GAAP revenue. (b) Fixed compensation and benefits includes base salaries, payroll taxes and the cost of benefit programs provided. (c) Variable compensation is contractually set and calculated individually for Acadian LLC bonuses, adjusted for non-cash Acadian LLC key employee equity revaluations and severance relating to restructuring costs. (d) Acadian LLC key employee distributions includes the share of Acadian LLC profits after variable compensation that is attributable to the Acadian LLC key employee equity and profits interests holders, according to their ownership interests. (e) Depreciation and amortization includes US GAAP depreciation and amortization. (f) Other segment items includes segment systems, portfolio administration costs, sales commissions and other general & administrative expenses. (g) Unallocated corporate expenses include compensation and benefits of $2.5 million and general and administrative expenses of $2.1 million related to Hold Co which are included in U.S. GAAP net income attributable to controlling interests for Q1'24. Unallocated corporate expenses include compensation and benefits of $2.4 million and general and administrative expenses of $2.1 million related to Hold Co which are included in U.S. GAAP net income attributable to controlling interests for Q1'25. (h) Adjustments and reconciling items includes consolidated Funds revenue and expense and restructuring costs. (i) Non-cash Acadian LLC key employee equity revaluations represent changes in the value of Acadian LLC equity and profit interests held by Acadian LLC key employees, which are included within U.S. GAAP compensation and benefits expense.

37 References to “Acadian Asset Management”, “Acadian”, “AAMI” or the “Company” refer to Acadian Asset Management Inc.; references to “Hold Co” refer to AAMI and its subsidiaries excluding Acadian Asset Management LLC (“Acadian LLC”). The Company currently operates its business through one asset management firm, Acadian LLC. The Company’s distribution activities are conducted in various jurisdictions through affiliated companies in accordance with local regulatory requirements. The Company uses a non-GAAP performance measure referred to as economic net income (“ENI”) to represent its view of the underlying economic earnings of the business. ENI is used to make resource allocation decisions, determine appropriate levels of investment or dividend payout, manage balance sheet leverage, determine Acadian LLC variable compensation and equity distributions, and incentivize management. The Company’s ENI adjustments to U.S. GAAP include both reclassifications of U.S. GAAP revenue and expense items, as well as adjustments to U.S. GAAP results, primarily to exclude non-cash, non-economic expenses, or to reflect cash benefits not recognized under U.S. GAAP. The Company re-categorizes certain line items on the income statement to: • exclude the effect of Fund consolidation by removing the portion of Fund revenues, expenses and investment return which is not attributable to its shareholders; • include within management fee revenue any fees paid to Acadian by consolidated Funds; • treat sales-based compensation as a general and administrative expense, rather than part of fixed compensation and benefits; and • identify separately from operating expenses, variable compensation and Acadian LLC key employee distributions, which represent Acadian LLC earnings shared with Acadian LLC key employees. The Company also makes the following adjustments to U.S. GAAP results to more closely reflect its economic results by: i. excluding non-cash expenses representing changes in the value of Acadian LLC equity and profit interests held by Acadian LLC key employees. These ownership interests may in certain circumstances be repurchased by the Hold Co at a value based on a pre-determined fixed multiple of trailing earnings and as such this value is carried on the Company’s balance sheet as a liability. Non-cash movements in the value of this liability are treated as compensation expense under U.S. GAAP. However, any equity or profit interests repurchased by the Hold Co can be used to fund a portion of future variable compensation awards, resulting in savings in cash variable compensation that offset the negative cash effect of repurchasing the equity. ii. excluding non-cash amortization or impairment expenses related to acquired goodwill and other intangibles as these are non-cash charges that do not result in an outflow of tangible economic benefits from the business. iii. excluding capital transaction costs, including the costs of raising debt or equity, gains or losses realized as a result of redeeming debt or equity and direct incremental costs associated with acquisitions of businesses or assets. iv. excluding seed capital and co-investment gains, losses and related financing costs. The net returns on these investments are considered and presented separately from ENI because ENI is primarily a measure of the Company’s earnings from managing client assets, which therefore differs from earnings generated by its investments in Acadian LLC products, which can be variable from period to period. v. including cash tax benefits associated with deductions allowed for acquired intangibles and goodwill that may not be recognized or have timing differences compared to U.S. GAAP. vi. excluding the results of discontinued operations attributable to controlling interests since they are not part of the Company’s ongoing business, restructuring costs incurred in continuing operations. vii. excluding deferred tax resulting from changes in tax law and expiration of statutes, adjustments for uncertain tax positions, deferred tax attributable to intangible assets and other unusual items not related to current operating results to reflect ENI tax normalization. The Company adjusts its income tax expense to reflect any tax impact of its ENI adjustments. Definitions and Additional Notes

38 Adjusted EBITDA Adjusted EBITDA is defined as economic net income before interest, income taxes, depreciation and amortization. The Company notes that its calculation of Adjusted EBITDA may not be consistent with Adjusted EBITDA as calculated by other companies. The Company believes Adjusted EBITDA is a useful liquidity metric because it indicates the Company’s ability to make further investments in its business, service debt and meet working capital requirements. Refer to the reconciliation of U.S. GAAP net income attributable to controlling interests to ENI and Adjusted EBITDA. Segment ENI Segment ENI represents ENI for the Company’s reportable segment, calculated in accordance with the Company’s definition of Economic Net Income, before income tax, interest income and interest expense. Methodologies for calculating investment performance: Revenue-weighted investment performance measures the percentage of management fee revenue generated by Acadian strategies which are beating benchmarks. It calculates each strategy’s percentage weight by taking its estimated composite revenue over total composite revenues in each period, then sums the total percentage of revenue for strategies outperforming. Figures calculated using gross of fee strategy composite returns. Asset-weighted investment performance measures the percentage of AUM in strategies beating benchmarks. It calculates each strategy’s percentage weight by taking its composite AUM over total composite AUM in each period, then sums the total percentage of AUM for strategies outperforming. Figures calculated using gross of fee strategy composite returns. ENI operating earnings ENI operating earnings represents ENI earnings before Acadian LLC key employee distributions and is calculated as ENI revenue, less ENI operating expense, less ENI variable compensation. It differs from economic net income because it does not include the effects of Acadian LLC key employee distributions, net interest expense or income tax expense. ENI operating margin The ENI operating margin, which is calculated before Acadian LLC key employee distributions, is used by management and is useful to investors to evaluate the overall operating margin of the business without regard to the Company’s various ownership levels at Acadian LLC. ENI operating margin is a non-GAAP efficiency measure, calculated based on ENI operating earnings divided by ENI revenue. The ENI operating margin is most comparable to the Company’s U.S. GAAP operating margin. ENI management fee revenue ENI management fee revenue corresponds to U.S. GAAP management fee revenue. ENI operating expense ratio The ENI operating expense ratio is used by management and is useful to investors to evaluate the level of operating expense as measured against the Company’s recurring management fee revenue. The Company has provided this ratio since many operating expenses, including fixed compensation & benefits and general and administrative expense, are generally linked to the overall size of the business. The Company tracks this ratio as a key measure of scale economies because in its profit sharing economic model, scale benefits both Acadian LLC employees and AAMI shareholders. ENI earnings before variable compensation ENI earnings before variable compensation is calculated as ENI revenue, less ENI operating expense. Definitions and Additional Notes

39 ENI variable compensation ratio The ENI variable compensation ratio is calculated as variable compensation divided by ENI earnings before variable compensation. It is used by management and is useful to investors to evaluate consolidated variable compensation as measured against the Company’s ENI earnings before variable compensation. Variable compensation is usually awarded based on a contractual percentage of Acadian LLC’s ENI earnings before variable compensation and may be paid in the form of cash, non-cash Acadian LLC equity or profit interests or AAMI equity. Hold Co variable compensation includes cash and AAMI equity. Non-cash variable compensation awards typically vest over several years and are recognized as compensation expense over that service period. ENI Acadian LLC key employee distribution ratio The Acadian LLC key employee distribution ratio is calculated as Acadian LLC key employee distributions divided by ENI operating earnings. The ENI Acadian key employee distribution ratio is used by management and is useful to investors to evaluate Acadian LLC key employee distributions as measured against the Company’s ENI operating earnings. Acadian LLC key employee distributions represent the share of Acadian LLC profits after variable compensation that is attributable to Acadian LLC key employee equity and profit interests holders, according to their ownership interests. For Acadian LLC profit interest distributions, the Hold Co is entitled to an initial preference over profits after variable compensation, structured such that before a preference threshold is reached, there would be no required key employee distributions, whereas for profits above the threshold the key employee distribution amount would be calculated based on the key employee economic percentages at Acadian LLC. U.S. GAAP operating margin U.S. GAAP operating margin equals operating income from continuing operations divided by total revenue. Consolidated Funds Financial information presented in accordance with U.S. GAAP may include the results of consolidated pooled investment vehicles, or Funds, managed by Acadian LLC, where it has been determined that these entities are controlled by the Company. Financial results which are “attributable to controlling interests” exclude the impact of Funds to the extent it is not attributable to the Company’s shareholders. Reinvested income and distributions Net flows include reinvested income and distributions. Reinvested income and distributions represent investment yield not distributed as cash, and reinvested back to the portfolios. n/m “Not meaningful.” Definitions and Additional Notes